EXHIBIT 10.5

WARRANT PURCHASE AGREEMENT

April 30, 2010

Pioneer Power Solutions, Inc.
One Parker Plaza
400 Kelby Street, 9th Floor
Fort Lee, NJ 07024

Gentlemen:

This Warrant Purchase Agreement (the “Agreement”) is made as of April 30, 2010 (the “Closing Date”) by and between PIONEER POWER SOLUTIONS, INC., a Delaware corporation with offices at One Parker Plaza, 400 Kelby Street, 9th Floor, Fort Lee, NJ 07024 (the “Company”), and THOMAS KLINK, an individual residing at 2323 Ridgewood Road, Grafton, WI 53024 (“Purchaser”).

1.        Authorization and Purchase of the Warrant.

(A) Authorization of the Warrant. The Company’s Board of Directors has authorized the issuance by the Company, and the sale to Purchaser, of a Warrant to Purchase Common Stock (the “Warrant”) in respect of One Million (1,000,000) shares of the Company’s Common Stock, par value $0.001 per share, at an exercise price of $3.25 per share, all as more fully described and subject to the conditions set forth below and in the form of Warrant annexed hereto as Schedule A. The Company’s common stock issuable upon exercise of the Warrant is herein referred to as the “Warrant Stock,” and the Warrant and the Warrant Stock are hereinafter sometimes collectively referred to as the “Securities.”

(B) Purchase of Warrant. Subject to the terms and conditions set forth below and in the Warrant, the Company shall issue to Purchaser the Warrant in consideration of the payment of $10,000.00 (the “Warrant Purchase Price”).  The parties hereby acknowledge and agree that this Warrant Purchase Price constitutes fair and adequate consideration for the Warrant.

2.        The Closing. The closing of the purchase and sale of the Warrant to Purchaser (the “Closing”) shall be held at the offices of the Company, or at such other location as may be mutually agreed upon by the parties hereto. On the Closing Date, the Company shall deliver to Purchaser the Warrant registered in the name of Purchaser as against payment by Purchaser to the Company of the entire Warrant Purchase Price in immediately available funds.

3.        Representations and Warranties of the Company. The Company represents and warrants to the Purchaser that:

(A) Corporate Power; Authorization. The Company has all requisite corporate power and has taken all requisite corporate action to execute and deliver each of this Agreement and the Warrant, to sell and issue the Securities and to carry out and perform all of its obligations hereunder and thereunder.  Each of this Agreement and the Warrant has been duly authorized, executed and delivered on behalf of the Company and constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally and (ii) as limited by equitable principles generally.

(B) Validity of Securities. The Warrant, when sold against the consideration therefor as provided therein, will be validly authorized, issued and fully paid. The issuance and delivery of the Warrant is not subject to preemptive or any similar rights of the stockholders of the Company (which have not been duly waived) or any liens or encumbrances, except for restrictions on transfer provided for herein or under applicable federal and state securities laws; and when the Warrant Stock is issued upon exercise and in accordance with the terms of the Warrant, such Securities will be, at each such issuance, validly issued and outstanding, fully paid and non-assessable and free of any liens or encumbrances except for restrictions on transfer provided for herein or therein or otherwise under applicable Federal and state securities laws.

(C) No Conflict. The execution and delivery of this Agreement and the Warrant do not, and the consummation of the transactions contemplated hereby and thereby will not, materially conflict with, or result in any material violation of, or material default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit, under, any provision of its current Certificate of Incorporation or Bylaws, as amended, or any mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, its properties or assets, the effect of which would have a material adverse effect on the Company or materially impair or restrict its power to perform its obligations as contemplated hereby or thereby.

(D) Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority or other person or entity is required on the part of the Company in connection with the execution, delivery and performance of this Agreement and the Warrant or the offer, issuance, sale and delivery of the Warrant and the Warrant Stock, and except any notices of sale required to be filed with the Securities and Exchange Commission under Regulation D of the Securities Act or such post-closing filings as may be required under applicable state securities laws, all of which will be filed within applicable periods therefor.

4.        Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to the Company as follows:

(A) Investment Experience. Purchaser is an “accredited investor” within the meaning of Rule 501 under the Securities Act.  Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Purchaser has such business and financial experience as is required to give him the capacity to protect his own interests in connection with the purchase of the Securities. Purchaser has had the opportunity to ask questions of the Company concerning the Company’s business prospects and financial condition.

(B) Investment Intent. Purchaser is purchasing the Warrant for investment for his own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act. Purchaser understands that the Warrant has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other matters, the bona fide nature of Purchaser’s investment intent as expressed herein.

(C) Authorization. Purchaser has all requisite power and has taken all requisite action to execute and deliver each of this Agreement and to carry out and perform all of his obligations hereunder. This Agreement has been duly executed and delivered on behalf of Purchaser and constitutes the valid and binding agreement of Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally and (ii) as limited by equitable principles generally.

Restrictions on Transfer of Securities; Lock-Up Period. The Warrant sets forth certain restrictions on transfer of the Securities.  The Warrant will also provide for a “Lock-Up Period” for a period of eighteen (18) months following the date of issuance thereof in respect of the Securities.

Pursuant to a certain loan agreement between Johnson Bank, as Lender, and Jefferson Electric Inc., as Borrower, Purchaser has furnished a personal guaranty to Lender.  As collateral security for such personal guaranty, Purchaser shall furnish to the Bank a pledge and security interest in the Warrant.  The parties hereby acknowledge and agree that the grant of such pledge and security interest granted by Purchaser to Lender under such loan agreement and during the Lock-Up Period hereunder shall not in any manner whatsoever constitute a violation of any of the provisions of this Agreement and/or the Warrant relating to a pledge of such Securities or otherwise.

6.        Miscellaneous.

(A) Waivers and Amendments. This Agreement and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

(B) Governing Law; Jurisdiction. This agreement shall in all respects be governed by, and construed in accordance with, the applicable laws of the State of New York, U.S.A., without giving effect to principles of conflicts of law. Each party hereto irrevocably and unconditionally consents to submit the exclusive jurisdiction of the United States District Court for the Southern District of New York, or if jurisdiction in such court is lacking, any court of the State of New York of competent jurisdiction sitting in New York City, in connection with any action, suit or proceeding arising out of or relating to this agreement and the transactions contemplated hereby, and agrees that service of process may be made in any manner acceptable for use in such New York courts.  Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this agreement and/or the transactions contemplated hereby, in the above New York courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.  The parties hereby expressly waive the right to any jury trial in any action or proceeding involving this Agreement.

(C) Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto.

(D) Entire Agreement; Construction. This Agreement and the Warrant constitute the full and entire understanding and agreement between the parties with regard to the subject hereof. In the event of any conflict between the terms of this Agreement and the terms of the Warrant, the terms of the Warrant shall prevail. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement or the Warrant.

(E) Notices, etc. Any notice or other communication given under this Agreement shall be sufficient if in writing and sent by personal service, facsimile, courier service promising overnight delivery or registered or certified mail, return receipt requested, postage prepaid, to a party at its address set forth below (or at such other address as shall be designated for such purpose by such party in a written notice to the other party hereto):

if to the Company, to:

Pioneer Power Solutions, Inc.
One Parker Plaza
400 Kelby Street, 9th Floor
Fort Lee, NJ 07024

with copies to:

Joshua Glikman, Esq.
Shiboleth LLP
One Penn Plaza, Suite 2527
New York, NY 10119

if to Purchaser, to:

Mr. Thomas Klink
2323 Ridgewood Road
Grafton, Wisconsin 53024
Facsimile: 262.377.
Tklink@Jeffersonelectric.com
with copies to:

Dean P. Delforge, Esq.
Law Office of Dean P. Delforge, S.C.
15850 W. Bluemound Road, Suite 200
Brookfield, Wisconsin 53005
Facsimile: 262.787.0606
dpdelforge@tds.net

or in any case at such other address as Purchaser or the Company shall have furnished to the other in writing.

(F) Severability of this Agreement. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(G) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

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Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

/s/ Thomas Klink
Thomas Klink

AGREED AND ACCEPTED,
as of the date first above written:

PIONEER POWER SOLUTIONS, INC.

By:	/s/ Nathan J. Mazurek

Its:	Chief Executive Officer

Dated: April 30, 2010

[Signature Page to Warrant Purchase Agreement]